UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2024

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-09376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9696 Bonita Beach Rd, Suite 208 Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07	Submission of Matters to Vote of Security Holders.

Effective November 30, 2024, the holders of a majority of the voting power of the capital stock of Innovative Food Holdings, Inc., a Florida corporation (the “Company”), executed a written consent approving a grant of discretionary authority to the board of directors of the Company (the “Board”) to, without further stockholder approval, (i) change the name of the Company to “Harvest Group Holdings, Inc.” (the “Name Change”) and (ii) effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share, of the Company within a range of between one-for-three and one-for-seven (with the Board being authorized to determinate the exact ratio) (the “Reverse Stock Split”) such that the Board, in its sole discretion, may apply for a listing of the Company’s common stock on the Nasdaq Stock Market LLC (“Nasdaq”) by filing an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, with the Florida Department of State. The written consent was signed by the holders of 26,141,684 shares of the Company’s common stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Accordingly, the holders of approximately 50.9% of the voting power of the Company’s capital stock as of November 30, 2024 signed the written consent approving the Name Change, the Reverse Stock Split and the Amendment. The Board has determined that it is in the best interest of the Company to make an application for the listing of the Company’s common stock on Nasdaq and also approved the Name Change, the Reverse Stock Split and the Amendment.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, a Schedule 14C information statement will be filed with the SEC and sent or provided to the stockholders of the Company.

On December 5, 2024, the Company issued a press release announcing the proposed Name Change, Reverse Stock Split and the Private Placement (defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On November 30, 2024 and December 4, 2024, the Company entered into securities purchase agreements (the “SPA”) with several investors (the “Investors”), pursuant to which, among other things, the Company has agreed to issue and sell an aggregate of 2,031,250 shares of common stock of the Company (the “Shares”) at a purchase price of $1.60 per Share, for an aggregate purchase price of $3,250,000, in a private placement (the “Private Placement”). The parties expect to close the Private Placement within ten business days.

The SPA contains customary representations and warranties of the Company and each of the Investors, and customary conditions to closing. Pursuant to the SPA, the Investors are entitled to piggyback registration rights. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

The issuance of the Shares to the Investors will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and is in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Press Release, dated December 5, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: December 5, 2024
	By:	/s/ Robert William Bennett
Robert William Bennett
Chief Executive Officer